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                                                                   EXHIBIT 10.11



                                PROMISSORY NOTE

                         Dated as of September 13, 1996

                                                                  $15,500,000.00



       FOR VALUE RECEIVED, the undersigned, CROSSHOST, INC. ("Maker"), promises to pay to the order of CS FIRST BOSTON MORTGAGE CAPITAL CORP. ("Payee"), at the office of Payee at 55 East 52nd Street, New York, New York 10055-0186, or at such other place as Payee may designate to Maker in writing from time to time, the principal sum of FIFTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($15,500,000.00), together with interest on so much as is outstanding and unpaid, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.


                            ARTICLE I - SECURED NOTE

         The indebtedness evidenced by this Promissory Note (the "Note") and the obligations created hereby are secured by certain mortgages and deeds of trust and security agreements (collectively, the "Security Instrument") from Maker for the benefit of Payee, dated of even date herewith. The Security Instrument together with this Note and all other documents to or of which Payee is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.


                       ARTICLE II - TERMS AND CONDITIONS

       1. Computation of Interest. Interest shall be computed hereunder based on a 360-day year and based on the actual number of days in the period for which interest is charged, on so much of this Note as is from time to time outstanding on the first day of the applicable Interest Accrual Period. For purposes of this Note, Interest Accrual Period shall mean the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs and thereafter, each one (1) month period, which shall be a calendar month, provided, however, no Interest Accrual Period, shall extend beyond the Maturity Date (as hereinafter defined).
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       2.     Payment of Principal and Interest.  Payments in federal funds immediately available in the place designated for payment received by Payee prior to 2:00 p.m. local time at said place of payment shall be credited prior to close of business, while other payments may, at the option of Payee, not be credited until immediately available to Payee in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Payee is open for business.

              (a) Interest shall be payable at the Interest Rate in effect, beginning on the first day of the second full calendar month following the date of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month), and continuing on the first day of each and every month thereafter (each, a "Payment Date") through and including September 1, 1997. On October 1, 1997 (the "Maturity Date") the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

              (b) To the extent any payment is or becomes due and payable under this Note or any of the other Loan Documents on a day (the "Due Date") which is not a Business Day (as hereinafter defined), such Payments are and shall be due and payable on the first Business Day immediately following the Due Date for such Payments and in such event, the interest which accrues on the Loan from the Due Date to the first Business Day immediately following the Due Date shall not be due and payable until the next succeeding Due Date.

              (c) On each Interest Determination Date (as hereinafter defined) until all sums due under this Note have been paid in full, the LIBOR Rate shall be the rate (expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (or the successor page thereto) as of 11:00 a.m., London time, on such Interest Determination Date to the extent available. If such rate does not appear on Telerate Page 3750 (or the successor page thereto) as of 11:00 a.m., London time, on the applicable Interest Determination Date, the LIBOR Rate will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one (1) month period that appear on the Reuters Screen LIBO Page (as hereinafter defined) as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Payee will request the principal London office of any four (4) major reference banks in the London interbank market selected by the Payee in its sole discretion to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for





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deposits in U.S. dollars for a one (1) month period as of 11:00 a.m. London time on such Interest Determination Date for amounts of not less than $1,000,000. If at least two such offered quotations are so provided, the LIBOR Rate will be the arithmetic mean of such quotation. If fewer than two such quotations are so provided, the Payee will request any three (3) major banks in New York City selected by the Payee in its sole discretion to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m. New York City time, on the applicable Interest Determination Date for amounts of not less than $1,000,000. If at least two such rates are so provided, the LIBOR Rate will be the arithmetic mean of such rates. If fewer than two such rates are so provided, the then LIBOR Rate will be the LIBOR Rate in effect on the preceding Interest Determination Date. The establishment of the LIBOR Rate on each Interest Determination Date by the Payee and the Payee's calculation of the rate of interest applicable to this Note shall (in the absence of manifest error) be final and binding.

              (d) If any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person (as hereinafter defined) or any of its property or to which such Person or any of its property is subject or any change therein or in the interpretation or application thereof, shall make it unlawful for the Payee to make or maintain the interest rate based upon the LIBOR Rate plus the LIBOR Margin or to give effect to its obligations as contemplated hereby, then upon notice by the Payee to Maker, the Interest Rate shall be automatically converted to the interest rate which was established on the immediately preceding Interest Determination Date.

For purposes of this Note, "Business Day" shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and saving and loan institutions in the New York, New York are authorized or obligated by law or executive order to be closed or when used with respect to an Interest Determination Date; "LIBOR Business Day" shall mean a day in which banks are open for dealing in foreign currency and exchange in London and New York; "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing; "LIBOR Rate" shall mean the London interbank offered rate for thirty (30) day United States Dollar deposits established by the Payee in accordance with the terms of this Note on each Interest Determination Date; "Interest Determination Date" shall mean the second LIBOR Business Day prior to the date on which the payment is due hereunder; "Interest Rate" shall mean the rate per annum (expressed as a percentage) equal to the LIBOR Rate plus the LIBOR Margin except for the First Interest Accrual Period (as





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hereinafter defined) for which the Interest Rate shall be 8.549% per annum;
"LIBOR Margin" shall mean 304.5 basis points; "Reuters Screen LIBO Page" shall mean the display page designated as "LIBO" on the Reuters Monitor Money Rates Service; and "First Interest Accrual Period" shall mean the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs.

       3      Application of Payments.  Each such monthly installment shall be applied first to the payment of accrued interest and then to reduction of principal.

       4      Payment of "Short Interest".  If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Maker shall pay to Payee contemporaneously with the execution hereof interest at the Interest Rate for a period from the date hereof through and including the last day of this calendar month.

       5      Prepayment.

              This Note may be prepaid in whole or in part on any Payment Date, provided, however, that (i) written notice of such prepayment is received by Payee not more than thirty (30) nor less than fifteen (15) days prior to the date of such prepayment, provided, however, that in the event any partial prepayments would, in the aggregate, reduce the unpaid principal sum due hereunder below $10,000,000, Maker shall be required to prepay this Note in full and (ii) notwithstanding which day of a calendar month on which such prepayment is made, such prepayment is accompanied by all interest accrued, or which would accrue, hereunder through and including the last day of the calendar month in which such prepayment is made and all other sums due hereunder or under the other Loan Documents.


                             ARTICLE III - DEFAULT

       1      Events of Default.  It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within fifteen (15) days of the date such payment is due (provided that no grace period is provided for the payment of principal and interest due on the Maturity Date), or should any other default occur under any of the Loan Documents which is not cured within any applicable grace or cure period, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior





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demand for payment and regardless of the stipulated date of maturity.

       2 Late Charges. In the event that any payment is not received by Payee on the Due Date (subject to the applicable grace period), then in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to three percent (3%) of the amount of such overdue payment.

       3      Default Interest Rate.  So long as any default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate equal to the LIBOR Rate plus eight hundred (800) basis points, or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Maker under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable.

       4      Maker's Agreements.  Maker acknowledges that it would be
extremely difficult or impracticable to determine Payee's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee's discretion.

       5      Maker to Pay Costs.  In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

       6      Exculpation.  Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

              (a) Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents (collectively, the "Mortgaged Property");

              (b) if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Maker





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under the Loan Documents, any judicial proceedings brought by Payee against
Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Mortgaged Property, except with respect to the liability described below in this section; and

              (c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Maker shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Mortgaged Property, to the full extent of such proceeds not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Mortgaged Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (iii) for all tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with leases of all or any portion of the Mortgaged Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Mortgaged Property paid more than one month in advance, (v) for rents, issues, profits and revenues of all or any portion of the Mortgaged Property received or applicable to a period after any notice of default from Payee hereunder or under the Loan Documents in the event of any default by Maker hereunder or thereunder which are not either applied to the ordinary and necessary expenses of owning and operating the Mortgaged Property or paid to Payee, (vi) for waste committed on the Mortgaged Property, damage to the Mortgaged Property as a result of the intentional misconduct or gross negligence of Maker or any of its principals, officers or general partners, or any agent or employee of any such persons, or any removal of the Mortgaged Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such failure, (vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's





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liens or other liens which could create liens on any portion of the Mortgaged
Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant, (viii) for all obligations and indemnities of Maker under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Mortgaged Property) incurred by Payee as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations, and (ix) for fraud or material misrepresentation by Maker or any of its principals, officers, or general partners, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Maker, any principal, officer or partner of Maker, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Payee on account thereof. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Mortgaged Property, or (2) preclude Payee from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Payee except as stated in this section.

                        ARTICLE IV - GENERAL CONDITIONS

       1. No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed
(i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.





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       2.     Waivers.  Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

       3. Limit of Validity. The provisions of this Note and of all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid ("Interest") to Payee for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Payee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Payee be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest than is permitted under the law of the State in which the Mortgaged Property is located, Payee will rely on United Stated federal law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Mortgaged Property is





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located or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. This Section 4.3 will control all agreements between Maker and Payee.

       4. Use of Funds. Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

       5. Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

       6. Governing Law. This Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts made and performed in such State (without regard to the conflicts of law rules thereof) and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note

                      ARTICLE V - MISCELLANEOUS PROVISIONS

       The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or





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intent of any provisions hereof.  Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all


               THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK





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prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

       IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.



                                MAKER:
                                -----

                                CROSSHOST, INC.


                                By:  /s/ MICHAEL S. MCNULTY
                                   ----------------------------
                                   Name:  Michael S. McNulty
                                   Title: President





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